     As filed with the Securities and Exchange Commission on May 31, 2001
                        Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                         NORTHROP GRUMMAN CORPORATION
                              ------------------


              Delaware                                    95-4840775
   (State or Other Jurisdiction of                     (I.R.S. Employer
    Incorporation or Organization)                    Identification No.)

                              ------------------
                             1840 Century Park East
                         Los Angeles, California  90067
                                 (310) 553-6262
             (Address of Registrant's Principal Executive Offices)
                           --------------------------

         1984 LONG TERM STOCK INCENTIVE PLAN OF LITTON INDUSTRIES, INC.


                           --------------------------

                              JOHN H. MULLAN, ESQ.
       Corporate Vice President, Secretary and Associate General Counsel
                          NORTHROP GRUMMAN CORPORATION
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

   Title of Securities       Amount to be           Proposed Maximum            Proposed Maximum       Amount of
    to be Registered         Registered(2)         Offering Price per          Aggregate Offering     Registration
                                                        Share(3)                   Price(4)              Fee(3)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par             1,155,665             $68.875                    68,450,006.00             $17,112.50
value $1.00 per share(1)
----------------------------------------------------------------------------------------------------------------------------------

(1) In connection with its offer to purchase or exchange (the "Offer') all of the capital stock of Litton Industries, Inc., a Delaware corporation ("Litton"), Northrop Grumman Corporation (the "Registrant") assumed 1,244,523 options under Litton's 1984 Long-Term Stock Incentive Plan (the "Plan"). Registrant is registering 1,155,665 shares of its common stock, par value $1.00 per share.
The amount to be registered was calculated by multiplying the total number of assumed options by the exchange ratio fixed in the Offer (1,244,523 x 0.9286).

(2) Includes preferred share purchase rights ("Rights") issuable pursuant to the Rights Agreement dated January 31, 2001, which Rights are related to shares of common stock, par value $1.00 (the "Common Stock") of Northrop Grumman Corporation (the "Registrant"), including shares registered hereunder, in the ratio of one Right to one share. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under Litton's 1984 Long-Term Stock Incentive Plan or with respect to any options to purchase shares of the Common Stock by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended. The 1,244,523 options granted under the Plan have the following exercise prices: $42.4375, $43.3125, $50.9375 and $68.875. The proposed maximum offering price per share is $68.875, which is the highest exercise price per share, as specified in Rule 457(h)(1).

(4) The proposed maximum aggregate offering price was calculated by multiplying the number of shares subject to options exercisable at each of the four exercise prices set forth in Note 3 above times the number of shares issuable at the respective exercise prices. The calculation is as follows: (3,200 options x $42.4375) + (723,850 options x $43.3125) + (3,000 options x $50.9375) + (514,473 options x $68.875) = $68,450,006.00 aggregate consideration payable for the exercise of all options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Northrop Grumman Corporation (formerly NNG, Inc.), a Delaware corporation (the "Registrant"), relating to 1,155,665 shares of common stock, par value $1.00 per share, (and associated Rights) of the Registrant ("Common Stock") issuable to employees and directors of Litton Industries, Inc., a Delaware corporation ("Litton"), whose options to purchase shares of common stock, par value $1.00 per share, of Litton ("Litton Common") were converted into options to purchase shares of Common Stock pursuant to the Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement") dated as of January 23, 2001 among Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation), a Delaware corporation and wholly-owned subsidiary of the Registrant, Litton, the Registrant, and LII Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant. Pursuant to the Amended Merger Agreement and in accordance with Delaware law, Litton was merged with and into LII Acquisition Corp. with Litton as the surviving corporation and wholly-owned subsidiary of the Registrant on May 30, 2001, and options to purchase 1,244,523 shares of Litton Common were assumed by the Registrant and converted into options to purchase shares of Common Stock upon the same terms and conditions as applied to the options to purchase Litton Common that were so converted.

Item 1.  Plan Information

     Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

     Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated in this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, filed on March 8, 2001;

     (b) The Registrant's Registration Statement on Form S-4 filed on February 1, 2001 (File No. 333-54800), as subsequently amended from time to time;

     (c) The Registrant's Definitive Proxy Statement for the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001, filed on April 13, 2001;

     (d) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed on May 10, 2001;

     (e) The Registrant's Current Report on Form 8-K, filed on April 17, 2001;

     (f) The description of the Common Stock which is contained under the caption "Description of NNG Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-4, filed on February 1, 2001, as subsequently amended from time to time; and

     (g) The description of the Rights which is contained in the Registrant's registration statement on Form 8-A, on March 28, 2001, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents. Copies of these documents will not be filed with this registration statement. Any document, and any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporate by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities

     Not applicable as the class of securities being offered (i.e. the Common Stock) currently is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

     The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

     The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Registrant has also purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     4.1 1984 Long Term Stock Incentive Plan of Litton Industries, Inc., as amended on September 19, 1996 (incorporated by reference to exhibit 10.14(a) to Litton Industries, Inc.'s 1992 Annual Report on Form 10-K, filed with the Securities and Exchange on October 29, 1992).

     4.2 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 to Form S-4 Registration Statement, filed with the Securities and Exchange Commission on February 1, 2001).

     4.3 Registrant's Restated Bylaws (incorporated by reference to exhibit 3.2 to Form S-4 Registration Statement, filed with the Securities and Exchange Commission on February 1, 2001).

     4.4 Rights Agreement dated as of January 31, 2001 between Northrop Grumman Corporation and EquiServe Trust Company, N.A. (incorporated by reference to exhibit 4.3 to Form S-4/A Registration Statement, filed with the Securities and Exchange Commission on March 27, 2001).

     5.1 Opinion of John H. Mullan regarding the validity of the securities being registered.

     15.1 Letter from Independent Accountants Regarding Unaudited Interim Financial Information.

     23.1  Consent of Deloitte & Touche LLP.

     23.2  Consent of John H. Mullan (contained in Exhibit 5.1).

     23.3  Consent of Deloitte & Touche LLP.

     24.1  Power of Attorney (included on page 5 hereof).

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of May, 2001.

                              NORTHROP GRUMMAN CORPORATION

                              By: /s/ John H. Mullan
                                 -------------------------------------------
                                 John H. Mullan
                                 Corporate Vice President, Secretary and
                                 Associate General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints W. Burks Terry and John H. Mullan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

               Signature                              Title                      Date
--------------------------------------------------------------------------------------------
        /s/ Kent Kresa                   Chairman of the Board,            May 30, 2001
---------------------------------------  President and Chief Executive
            Kent Kresa                   Officer and Director (Principal
                                         Executive Officer)

--------------------------------------------------------------------------------------------
    /s/ Richard B. Waugh, Jr.            Corporate Vice President and      May 30, 2001
---------------------------------------  Chief Financial Officer
        Richard B. Waugh, Jr.            (Principal Financial
                                         Officer)

--------------------------------------------------------------------------------------------
    /s/ Robert B. Spiker                 Vice President and                May 30, 2001
---------------------------------------  Controller (Principal
        Robert B. Spiker                 (Accounting Officer)

--------------------------------------------------------------------------------------------
      /s/ John T. Chain, Jr.             Director                          May 30, 2001
---------------------------------------
          John T. Chain, Jr.
--------------------------------------------------------------------------------------------
          /s/ Vic Fazio                  Director                          May 30, 2001
---------------------------------------
              Vic Fazio
--------------------------------------------------------------------------------------------
                                         Director
---------------------------------------
            Phillip Frost
--------------------------------------------------------------------------------------------
      /s/ Charles R. Larson              Director                          May 30, 2001
---------------------------------------
          Charles R. Larson
--------------------------------------------------------------------------------------------
       /s/ Robert A. Lutz                Director                          May 30, 2001
---------------------------------------
           Robert A. Lutz
--------------------------------------------------------------------------------------------
                                         Director
---------------------------------------
          Aulana L. Peters
--------------------------------------------------------------------------------------------
                                         Director
---------------------------------------
           John E. Robson
--------------------------------------------------------------------------------------------
    /s/ John Brooks Slaughter            Director                          May 30, 2001
---------------------------------------
        John Brooks Slaughter
--------------------------------------------------------------------------------------------
                                         Director
---------------------------------------
          Lewis W. Coleman
--------------------------------------------------------------------------------------------
     /s/ Dr. Ronald D. Sugar             Director                          May 30, 2001
---------------------------------------
         Dr. Ronald D. Sugar
--------------------------------------------------------------------------------------------

                                 EXHIBIT INDEX

  Exhibit Number                                       Description
      4.1           1984 Long Term Stock Incentive Plan of Litton Industries, Inc., as amended
                    September 19, 1996 (incorporated by reference to exhibit 10.14(a) to Litton
                    Industries, Inc.'s 1992 Annual Report on Form 10-K, filed with the Securities and Exchange on October 29, 1992).

      4.2           Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 to Form S-4 Registration Statement, filed with the
                    Securities and Exchange Commission on February 1, 2001).

      4.3           Registrant's Restated Bylaws (incorporated by reference to exhibit 3.2 to Form
                    S-4 Registration Statement, filed with the Securities and Exchange Commission on
                    February 1, 2001).

      4.4           Rights Agreement dated as of January 31, 2001 between Northrop Grumman
                    Corporation and EquiServe Trust Company, N.A. (incorporated by reference to exhibit 4.3 to Form S-4/A Registration Statement, filed with the Securities and
                    Exchange Commission on March 27, 2001).

      5.1           Opinion of John H. Mullan regarding the validity of the securities being registered.

     15.1           Letter from Independent Accountants Regarding Unaudited Interim Financial Information

     23.1           Consent of Deloitte & Touche LLP.

     23.2           Consent of John H. Mullan (contained in Exhibit 5.1).

     23.3           Consent of Deloitte & Touche LLP.

     24.1           Power of Attorney (included on page 5 hereof).